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                                                                     EXHIBIT 5.1

                               PROSKAUER ROSE LLP
                                  1585 Broadway
                          New York, New York 10036-8299



January 21, 2000

YouthStream Media Networks, Inc.
529 Fifth Avenue
New York, New York  10017

Dear Sirs:

We are acting as counsel to YouthStream Media Networks, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company under the Securities Act of 1933 (the "Act") relating to the registration of 30,849,564 shares (the "Shares") of common stock, par value $.01 per share, of the Company in connection with certain proposed transactions by the Company pursuant to the provisions of an Agreement and Plan of Merger dated June 28, 1999, as amended, by and among the Company, Network Event Theater, Inc., Common Places, LLC, Nunet, Inc., Nucommon, Inc., Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer (the "Merger Agreement").

We have examined such records, documents and other instruments as we have deemed relevant as a basis for this opinion, including the Registration Statement and the Merger Agreement. We also have assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares either are duly authorized, validly issued, fully paid and non-assessable or, when issued upon exercise of the Company's stock options and warrants, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion on any other laws.

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We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to our firm under the caption "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


/s/ Proskauer Rose LLP